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                                                                     Exhibit 4.3

                             SUPPLEMENTAL INDENTURE

     This Supplemental Indenture dated as of February 12, 1999, between FirstMerit Corporation, an Ohio Corporation (hereinafter the "Surviving Corporation"), and Firstar Bank Milwaukee, National Association, successor via merger to Firstar Trust Company, a national bank, as debenture trustee (hereinafter the "Debenture Trustee").

     WHEREAS, Signal Corp (fka FirstFederal Financial Services Corp), an Ohio corporation (hereinafter the "Merging Corporation") entered into an Indenture dated as of February 13, 1998 with the Debenture Trustee (hereinafter the "Indenture") for the purpose of issuing 8.67% Junior Subordinated Deferrable Interest Debentures due February 28, 2028 (the "Securities"); and

     WHEREAS, the Surviving Corporation has agreed to assume the Indenture pursuant to Section 2.8 of the Merger Agreement; and

     WHEREAS, Section 10.01 of the Indenture permits the Merging Corporation to consolidate or merger with another Person provided the terms and conditions of this Section 10.01 are met.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. The Surviving Corporation hereby represents and warrants that it is a corporation organized and existing under the laws of the State of Ohio.

     2. ASSUMPTION OF INDENTURE. The Surviving Corporation expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture which were to be kept and performed by the Merging Corporation, and shall be deemed a party to such Indenture as if an original signatory thereto.

     3. ACCEPTED BY DEBENTURE TRUSTEE. The Debenture Trustee accepts this Supplemental Indenture as satisfactory in form as required by Section 10.01 of the Indenture.

     4. NAME. The Trustee and Surviving Corporation agree that the Indenture is hereby amended such that the words "FirstFederal Services Corp" are replaced with "FirstMerit Corporation" wherever such words appear in the Indenture.

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     5. CAPITALIZED TERMS. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

     Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This supplemental indenture and all its provisions shall be deemed a part of the Indenture in the Manner and to the extent herein and therein provided.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officer thereunto duly authorized as of the day and year written above.


                                 SURVIVING CORPORATION:

                                 FIRSTMERIT CORPORATION,
                                 an Ohio corporation

                                 By: /s/ Austin J. Mulhern
                                    ------------------------------------
                                 Its: Senior Vice President, Finance and
                                     -----------------------------------
                                      Administration

                                 DEBENTURE TRUSTEE:

                                 FIRSTAR BANK MILWAUKEE, NATIONAL ASSOCIATION, a national bank

                                 By: /s/ Yvonne Sira
                                    ------------------------------------
                                 Its: Assistant Vice President
                                    ------------------------------------

                                 ATTEST:
                                 /s/ Charles R. Fiderson
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                                 Charles R. Fiderson
                                 Assistant Secretary
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